News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Submits €2.5 Million Horizon 2020 Grant for Fourth

Generation Gasification

Consortium Includes Global Leaders in Renewable Energy Centers of Excellence

TAMPA, FL – November 8, 2018 – MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the submission of a €2.5 million grant through the European Commission’s Horizon 2020 grant program. The specific call for emerging renewable energy projects can be found under the Horizon 2020 research themes described in the work program for “Secure, Clean and Efficient Energy”, specifically the call LC-SC3-RES-1-2019-2020: “Developing the next generation of renewable energy technologies.” The Horizon 2020 program promotes research and innovation that exhibits excellent science, industrial leadership and tackles societal challenges.

MagneGas’ fourth-generation gasification unit significantly improves upon the Company’s current unit in multiple ways. The next-generation unit’s comprehensive system reconfiguration increases the length of the plasma arc by up to 10.0x and the surface area for gasification by 5 times or more. These increases yield significantly increased production efficiency with production rates estimated to increase by three to five times the current levels. Potential factors leading to increased overall efficiency include more than 90% first-pass efficiency, elimination of 80-85% of processing time to fully gasify feedstock, and a reduction in labor and power consumption costs by 70-80%.

The members of the grant application consortium consist of MagneGas via its United Kingdom subsidiary, MagneGas Limited, as the small to medium enterprise (“SME”), and three partners. First, the Danish Technology Institute (“DTI”) will facilitate advanced modeling and simulation, feedstock treatment, and gas and emissions analysis. DTI is leading for-profit industrial research organization with 71 laboratories and more than 1,000 research representative in 65 countries. For more information, please see the following:

https://www.dti.dk

Next, The Welding Institute (“TWI”) will facilitate the material sciences aspects of the next-generation gasification unit, analytical-based experimental design of the new unit, and application testing. TWI is a globally-recognized leader behind a wide range of government and industry-funded research initiatives related to welding, joining, fabrication and many other engineering applications. More information on TWI can be found at the following link:

https://www.twi-global.com/

Lastly, the Netherlands Standardization Institute (“NEN”) shall serve as the proposed standardization body for the project. NEN will be responsible for developing the applicable energy and environment standards, such as gas analysis, control and security, solid biofuels, and environmental quality standards for this project. The Netherlands Standardization Institute (NEN) is a private, non-profit organization, founded in 1916 by the Netherlands Society for Industry and Trade, in cooperation with the Royal Institute of Engineers. The NEN bureau is an integrated organization serving both the Netherlands Standardization Institute and the Netherlands Electrotechnical Committee.

https://www.iso.org/member/2027.html

The grant application submission is the first of two potential steps in securing a grant under this program. The first phase is an overview of the proposed project, which is intended to facilitate an initial vetting by the European Commission’s grant approval process. If the initial proposal is approved, the consortium would then be required to submit a more comprehensive proposal for final approval in April 2019. The grant is proposed for a 24-month project with a €2.5 Million budget to be fully funded the Horizon 2020 program if approved.

“We thank the entire consortium team for coming together to make this application possible,” commented Scott Mahoney, Chief Executive Officer of MagneGas. “Together with our advisors at Ernst and Young, the entire consortium worked tirelessly to put together a compelling application. We are confident that the proposal has significant merit and we are optimistic for a favorable application process. We also look forward to gaining valuable feedback during the application review process.”

Mahoney continued, “This application process has far-reaching implications for MagneGas, particularly for our efforts to launch scalable commercial operations in Europe. There is a demonstrated appetite within the European Commission’s Horizon 2020 program to support emerging renewable energy technologies such as ours. In attracting world class partners such as TWI, DTI and NEM, we further validate that our patented gasification process is being well received by some of the most rigorous technological organizations in Europe today.”

About MagneGas Applied Technology Solutions, Inc.

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel, MagneGas2®, is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 13 locations across California, Texas, Louisiana, and Florida.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.